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                                   EXHIBIT 13

                         QUANTUM INDUSTRIAL PARTNERS LDC
                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENT, that the undersigned QUANTUM INDUSTRIAL PARTNERS LDC (the "Company"), an exempted limited duration company existing and operating under the laws of the Cayman Islands does, pursuant to a duly appointed resolution of its Managing Director, hereby designate, constitute and appoint:

         Armando T. Belly, Jodye Anzalotta, Maryann Canfield, Sean Cullinan, Richard D. Holahan, Jr. and Robert Soros

         Acting,  singly  and not  jointly,  as its true and  lawful  agent  and attorney-in-fact for the purpose of executing in its name, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act including, without limitation: (a) any acquisition statements on
         Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Forms 3, Form 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the SEC pursuant to
         Section 13(f) of the Act.

         Each attorney-in-fact is hereby authorized and empowered to perform all other acts and deeds, which he or she in his or her sole discretion deems necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing. All prior acts of each attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Company has caused this document to be executed this February 13, 2002.

                                            QUANTUM INDUSTRIAL PARTNERS LDC

                                            /s/ Curacao Corporation Company N.V.
                                            ------------------------------------
                                                Curacao Corporation Company N.V.
                                                Managing Director